UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 5, 2015

Digital Turbine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Guadalupe Street Suite # 302, Austin TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information in Item 2.01 below related to the SVB Debt and the North Atlantic Debt (each as defined below) is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 6, 2015, Digital Turbine, Inc. (the “Company”) completed the acquisition of Appia, Inc., a Delaware corporation (“Appia”), pursuant to the Agreement and Plan of Merger, dated as of November 13, 2014 (the “Merger Agreement”), by and among the Company, DTM Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Appia and Shareholder Representative Services LLC, as the stockholder representative. Pursuant to the Merger Agreement, Merger Sub merged with and into Appia on the terms and subject to the conditions set forth in the merger agreement, with Appia as the surviving corporation and becoming a wholly-owned subsidiary of the Company. The surviving corporation was renamed “Digital Turbine Media, Inc.”

Pursuant to the Merger Agreement, the merger became effective upon the filing of the Certificate of Merger with the Delaware Secretary of State with an effective date of March 6, 2015. At the effective time of the merger, on the terms and subject to the conditions set forth in the Merger Agreement, all of the equity securities of Appia outstanding immediately prior to the effective time (including outstanding stock options, which were assumed by the Company), were converted into the right to receive a number of shares (or, in the case of stock options being assumed, stock options) of the Company’s common stock, equal to $100 million less Appia’s net debt and transaction expenses at the time of closing (subject to a working capital adjustment), divided by $4.50. The Company issued an aggregate of 18,951,550 shares of common stock (including an aggregate of 1.0 million shares deposited into escrow as described below) and assumed stock options exercisable for 245,955 shares of common stock pursuant to the terms of the Merger Agreement. No fractional shares of Digital Turbine common stock were issued in connection with the merger. All the shares of common stock received by the Appia stockholders in the merger are subject to lock up restrictions, which lock up restrictions lapse with respect to one-third of such stockholder’s shares at each of the six, nine and 12 month anniversaries of the closing date of the merger. As of March 10, 2015, the Company had 57,107,894 shares of common stock outstanding.

At the closing, the Company, the stockholder representative, and the American Stock Transfer & Trust Company, LLC as the escrow agent, entered into an escrow agreement pursuant to which 1,000,000 shares of common stock were deposited in an escrow account to be held for the satisfaction of any post-closing purchase price adjustments and any indemnification claims by the Company. For purposes of satisfying claims for indemnification or any post-closing adjustment to the purchase price, all shares of the Company’s common stock in the escrow account are deemed to have a value equal to $4.50, as may be adjusted pursuant to the terms of the Merger Agreement. The Appia stockholders who contributed a portion of the aggregate consideration that they are entitled to receive under the terms of the Merger Agreement to the escrow are the owners of the shares deposited in the escrow account and are entitled to vote all escrowed shares on their own behalf.

On March 6, 2015, upon consummation of the merger, pursuant to which the Company assumed approximately $1.0 million cash from Appia, Appia entered into an amended loan agreement with its senior lender, Silicon Valley Bank (the “SVB Debt”) and the Company issued a secured guaranty of the SVB Debt whereby it guarantied all of the obligations in connection with the SVB Debt and pledged substantially all of its assets, including its intellectual property, to Silicon Valley Bank in support of the SVB Debt. The SVB Debt consists of a revolving credit facility of up to $3.5 million, with approximately $3.0 million outstanding as of March 6, 2015, and a term loan of with an aggregate principal balance of $600,000 as of March 6, 2015.

Additionally, on March 6, 2015, the Company entered into a securities purchase agreement with Appia and North Atlantic SBIC IV, L.P. (“North Atlantic”) whereby Appia issued to North Atlantic a subordinated debenture in the aggregate principal amount of $8.0 million (“North Atlantic Debt”), retiring a like amount of outstanding debt to North Atlantic and, the Company issued a secured guaranty of the North Atlantic Debt whereby it guaranteed all of Appia’s and the Company’s obligations in connection with the North Atlantic Debt and pledged substantially all of its assets, including its intellectual property, to North Atlantic in support of the North Atlantic Debt. The Company also issued to North Atlantic 200,000 shares of its common stock and a common stock warrant to purchase 400,000 shares of common stock, all of which have registration rights requiring the Company to file a registration statement the later of 15 business days after the closing of the merger with Appia or five business day after the audited financial statements required for the registration statement are available. The warrant has an exercise price of $0.01 per share exercisable for 10 years, but it is not exercisable until the one year anniversary of the closing date of the merger and will terminate if the Company repays the North Atlantic Debt prior to such one year anniversary.

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The secured guarantees to each of Silicon Valley Bank and North Atlantic contain covenants, among others, limiting the Company’s ability to undergo a change of control, incur indebtedness, grant liens, make dividends in cash and other customary covenants. A violation of the provisions of the secured guarantees, as well as an event of default existing under the SVB Debt or North Atlantic Debt, will constitute an event of default under each guaranty. Upon the occurrence and continuation of such event of defaults, Silicon Valley Bank and North Atlantic may exercise certain remedies against the Company and substantially all its assets, including foreclosure of such assets. The SVB Debt matures at June 30, 2015, with respect to the revolving line, and April 1, 2016, with respect to the term loan. The North Atlantic Debt matures two years after the date of issuance. Silicon Valley Bank and North Atlantic entered into a subordination agreement on March 6, 2015 pursuant to which North Atlantic agreed to, among other things, limit its rights to receive payment, exercise remedies and enforce its rights, in each case for a certain period while an event of default under the North Atlantic debt exists.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Merger Agreement and the agreements for the SVB Debt and North Atlantic Debt, and is subject to and qualified in its entirety by reference to such agreements, which are filed as exhibit 2.1 to the Company’s Current Report on Form 8-K/A with the Securities and Exchange Commission on November 18, 2014, with respect to the Merger Agreement, and attached hereto as exhibits 4.1, 10.1, 10.2 and 10.3, and which are incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 2.01 above related to the SVB Debt and the North Atlantic Debt is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 2.01 above related to the issuance of securities to North Atlantic in connection with the North Atlantic Debt is incorporated by reference into this Item 3.02. The securities were issued in reliance upon the exemptions provided in Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Regulation D promulgated by the Securities and Exchange under the Act since, among other things, the transaction did not involve a public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the merger, on March 6, 2015, the board of directors increased the size of the Company’s board from seven to eight members, and the board of directors appointed Jud Bowman and Craig Forman as directors.

Jud Bowman is the founder of Appia, and served as its Chief Executive Officer since the company’s inception in 2008 until March 2015. Prior to Appia, Mr. Bowman co-founded Motricity in September 1999 and served as the Chief Technology Officer until 2008. Mr. Bowman is currently on leave from Stanford University, where he was named a President’s Scholar, and is a graduate of the North Carolina School of Science and Mathematics.

Craig Forman previously served as the executive chairman of the board of directors of Appia until March 2015. Mr. Forman is a private investor and entrepreneur, a former media, technology and telecommunications executive and former Wall Street Journal bureau chief and foreign correspondent. From March 2006 to May 2009, Mr. Forman served as President of Value Added Services and subsequently as President of Access & Audience at EarthLink Inc. where he also led such shared services as Operations, Information Technology and Customer Support. Prior to joining EarthLink, Mr. Forman was a senior executive at Yahoo Inc., where he had served since February 2004 as head of that Internet portal company’s Media and Information businesses. Since 2009, Mr. Forman has served as a director on a variety of public and private company boards. Mr. Forman is currently the non-executive chairman of Success Television, a company he founded before joining EarthLink, and a director of McClatchy Co., a leading U.S. newspaper and information company (NYSE: MNI) and Yellow Media Ltd. (TSE:Y), a leading Canadian digital media and marketing solutions company. Mr. Forman has a master’s degree in law from Yale and an undergraduate degree from Princeton.

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Other than the Merger Agreement, there are no transactions, or proposed transactions, to which the Company is or was to be a party and in either Mr. Bowman or Mr. Forman had a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K nor are there any family relationships among either Mr. Bowman or Mr. Forman and any other directors of officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 6, 2015, the Company amended its Bylaws to reflect the change of its corporate name to Digital Turbine, Inc.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 5, 2015, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the close of business on January 20, 2015, the record date for the Annual Meeting, there were a total of 37,824,011 shares of common stock of the Company outstanding and 100,000 shares of Series A preferred stock, which are convertible into 20,000 shares of common stock and vote together with the common stock as a single class on an as-converted basis. At the Annual Meeting, 28,823,207 shares, or 76.2% of the outstanding shares of common stock were present in person or by proxy and, therefore, a quorum was present at the Annual Meeting. Each of the proposals were approved, and each of the director nominees were elected, by the vote of the stockholders at the Annual Meeting. The results of the matters submitted to a vote of the stock at the Annual Meeting were as follows:

Proposal 1: To consider and vote upon the issuance and sale of (a) up to 19,500,000 shares of common stock pursuant to the Merger Agreement with Appia, Inc. (including shares of common stock issuable upon exercise of stock options to be assumed by the Company pursuant to the Merger Agreement) and, (b) an additional 600,000 shares of common stock (including a warrant to purchase 400,000 shares) to be issued to a lender in connection with a separate loan transaction, all of which aggregates to more than 20% of the Company’s common stock outstanding under applicable listing rules of The NASDAQ Stock Market LLC.

For	Against	Abstain	Broker Non-Votes
22,985,645	85,241	5,100	5,747,221

Proposal 2: To elect six directors to serve on the Company’s board of directors for a one-year term ending as of the Company’s annual meeting of stockholders in 2016.

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Robert Deutschman	21,231,806	1,844,180	5,747,221
William G. Stone III	22,968,626	107,360	5,747,221
Christopher Rogers	21,231,806	1,844,180	5,747,221
Peter Guber	22,965,166	110,820	5,747,221
Jeffrey Karish	22,461,911	614,075	5,747,221
Paul Schaeffer	21,231,806	1,844,180	5,747,221

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Proposal 3: To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers, commonly referred to as “Say-on-pay”.

For	Against	Abstain	Broker Non-Votes
20,991,365	191,338	1,893,233	5,747,221

Proposal 4: To hold an advisory, non-binding vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, commonly referred to as “Say-on-frequency”.

Every One Year	Every Two Years	Every Three Years	Abstain
20,953,046	110,947	68,715	1,943,278

In accordance with the recommendation of the Board of the Directors, the Company’s stockholders recommended, by advisory vote, a one year frequency of future advisory votes on executive compensation. In accordance with these results and its previous recommendation, the Board of Directors has determined that future advisory votes on named executive officer compensation will be held every year until the next required advisory vote, which the Company expects to hold no later than at its 2021 Annual Meeting.

Proposal 5: To ratify the appointment of SingerLewak LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015.

For	Against	Abstain
26,718,798	153,773	1,950,636

Item 7.01	Regulation FD Disclosure.

On March 5, 2015, the Company issued a press release announcing the approval by the stockholders of the proposals presented at the Annual Meeting. On March 9, 2015, the Company issued a press release announcing the closing of the Appia acquisition. A copy of the Company’s press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this Form 8-K within 71 days after the date of this Form 8-K was required to be filed.

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(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(a) will be filed by amendment to this Form 8-K within 71 days after the date of this Form 8-K was required to be filed.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to Bylaws, as amended, dated March 6, 2015.
4.1	Common Stock Purchase Warrant dated March 6, 2015 issued to North Atlantic SBIC IV, L.P.
10.1	Securities Purchase Agreement dated as of March 6, 2015 between the Registrant and North Atlantic SBIC IV, L.P.
10.2	Unconditional Secured Guaranty and Pledge Agreement dated as of March 6, 2015 between the Registrant and North Atlantic SBIC IV, L.P.
10.3	Unconditional Secured Guaranty and Pledge Agreement dated as of March 6, 2015 between the Registrant and Silicon Valley Bank
99.1	Press Release issued on March 5, 2015
99.2	Press Release issued on March 9, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 11, 2015

Digital Turbine, Inc.

By:	/s/ Andrew Schleimer
Andrew Schleimer
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Bylaws, as amended, dated March 6, 2015.
4.1	Common Stock Purchase Warrant dated March 6, 2015 issued to North Atlantic SBIC IV, L.P.
10.1	Securities Purchase Agreement dated as of March 6, 2015 between the Registrant and North Atlantic SBIC IV, L.P.
10.2	Unconditional Secured Guaranty and Pledge Agreement dated as of March 6, 2015 between the Registrant and North Atlantic SBIC IV, L.P.
10.3	Unconditional Secured Guaranty and Pledge Agreement dated as of March 6, 2015 between the Registrant and Silicon Valley Bank
99.1	Press Release issued on March 5, 2015
99.2	Press Release issued on March 9, 2015

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